UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2006

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

(617) 250-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
     On June 30, 2006, EPIX Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has filed a formal appeal with the U.S. Food and Drug Administration (“FDA”) asking the FDA to approve the Company’s novel blood-pool imaging agent Vasovist™. The Company submitted the appeal to the Office of New Drugs of the FDA and has asked that an Advisory Committee be utilized as part of the appeal process. The Company expects that the Office of New Drugs will respond to the Company’s submission within approximately 30 days, although any decision could be delayed if the Office of New Drugs grants the Company’s request for an Advisory Committee. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(d)      The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated June 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: July 5, 2006	/s/ Robert B. Pelletier
Robert B. Pelletier
Executive Director of Finance and Principal Accounting Officer